Exhibit  23.1  Consent  of  PricewaterhouseCoopers  LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in SBE, Inc. Annual report of Form 10-K for the year ended October 31, 2000.



/s/PricewaterhouseCoopers LLP

San  Jose,  California
June  8,  2001





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